As filed with the Securities and Exchange Commission on September 11, 2006
Registration No. 333-85390

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ABM INDUSTRIES INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1369354 (I.R.S. Employer Identification No.)

160 Pacific Avenue, Suite 222 San Francisco, CA (Address of Principal Executive Offices)	94111 (Zip Code)

ABM Industries Incorporated
2002 Price-Vested Performance Stock Option Plan
(Full Title of the Plan)

Linda S. Auwers, Esq.
Senior Vice President, General Counsel and Corporate Secretary
ABM Industries Incorporated
160 Pacific Avenue, Suite 222
San Francisco, CA 94111
(Name and Address of Agent for Service)
(415) 733-4000
(Telephone Number, Including Area Code, of Agent for Service)

This registration statement on Form S-8, filed on April 2, 2002, registered 2,000,000 shares of common stock (and related Preferred Stock Purchase Rights) of ABM Industries Incorporated (the “Registrant”) for a registration fee of $17,485.24. Subsequently, on May 6, 2002, the Registrant paid a stock split in the form of a 100% stock dividend. By application of Rule 416 under the Securities Act of 1933, this registration statement is now deemed to extend to such additional shares (and related Preferred Stock Purchase Rights), such that the number of shares (and related Preferred Stock Purchase Rights) registered hereunder amounts to 4,000,000 (a registration fee of $0.0043713 per share). The purpose of this Post-Effective Amendment No. 1 is to transfer 2,080,963 of such shares (and related Preferred Stock Purchase Rights) to the Form S-8 Registration Statement for the Registrant’s 2006 Equity Incentive Plan, which registration statement is being simultaneously filed.

Item 8.	Exhibits.

Exhibit
Number

	24.1	Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 11th day of September, 2006.

ABM INDUSTRIES, INCORPORATED
By:	/s/ Henrik C. Slipsager
Henrik C. Slipsager
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Henrik C. Slipsager	President and Chief	September 11, 2006
Henrik C. Slipsager	Executive Officer

Principal Financial Officer:

/s/ George B. Sundby	Executive Vice President and	September 11, 2006
George B. Sundby	Chief Financial Officer

Principal Accounting Officer:

/s/ Maria De Martini	Vice President, Controller and	September 11, 2006
Maria De Martini	Chief Accounting Officer

Directors:

/s/ Linda Chavez	Director	September 11, 2006
Linda Chavez

/s/ Luke S. Helms	Director	September 11, 2006
Luke S. Helms

/s/ Maryellen C. Herringer	Director	September 11, 2006
Maryellen C. Herringer

/s/ Charles T. Horngren	Director	September 11, 2006
Charles T. Horngren

Signature	Title	Date

/s/ Henry L. Kotkins, Jr.	Director	September 11, 2006
Henry L. Kotkins, Jr.

Director
Martinn H. Mandles

Director
Theodore Rosenberg

/s/ Henrik C. Slipsager	Director	September 11, 2006
Henrik C. Slipsager

/s/ William W. Steele	Director	September 11, 2006
William W. Steele

*By:	/s/ Linda S. Auwers
Linda S. Auwers
Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number

24.1	Power of Attorney.